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Metris Receivables, Inc.                              Metris Master Trust                                         Monthly Report
Securityholders' Statement                               Series 1999-1                                                  Mar-2002
Section 5.2                                                                  Class A            Class B                    Total
(i)  Security Amount ..................................................  500,000,000.00      49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................            0.00                 --                  0.00
(iii)  Security Interest Distributed ..................................    1,031,822.92                 --          1,031,822.92
(iv)  Principal Collections ...........................................   24,980,311.74       2,470,580.31         27,450,892.05
(v)  Finance Charge Collections .......................................   11,320,027.86       1,119,563.20         12,439,591.06
       Recoveries .....................................................      592,843.05          58,632.83            651,475.88
       Principal Funding Account Investment Earnings ..................            0.00               0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........            0.00               0.00                  0.00
         Total Finance Charge Collections .............................   11,912,870.91       1,178,196.03         13,091,066.94
Total Collections .....................................................   36,893,182.65       3,648,776.34         40,541,958.99
           (vi) Aggregate Amount of Principal Receivables .............              --                 --      9,036,837,990.68
       Invested Amount (End of Month) .................................  500,000,000.00      49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................       5.5329088%         0.5472108%            6.0801195%
       Fixed/Floating Allocation Percentage ...........................       5.5329088%         0.5472108%            6.0801195%
       Invested Amount (Beginning of Month) ...........................  500,000,000.00      49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................              --                 --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........              --                 --                    --
       Current ........................................................              --              84.86%     8,072,830,301.97
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....              --               5.39%       512,402,593.53
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....              --               2.75%       261,482,757.56
       90 Days and Over (60+ Days Contractually Delinquent) ...........              --               7.00%       666,161,255.42
Total Receivables .....................................................              --             100.00%     9,512,876,908.48
              (viii) Aggregate Investor Default Amount ................              --                 --          7,302,426.71
         As a % of Average Daily Invested Amount ......................              --                 --                    --
        (Annualized based on 365 days/year) ...........................              --                 --                 15.65%
(ix)  Charge-Offs .....................................................            0.00               0.00                  0.00
(x)  Servicing Fee ....................................................              --                 --            933,313.26
(xi)  Unreimbursed Redirected Principal Collections ...................              --                 --                  0.00
(xii)  Excess Funding Account Balance .................................              --                 --                  0.00
(xiii)  New Accounts Added ............................................              --                 --                87,584
(xiv)  Average Gross Portfolio Yield ..................................              --                 --                 28.05%
         Average Net Portfolio Yield ..................................              --                 --                 12.40%
(xv)  Minimum Base Rate ...............................................              --                 --                  4.25%
        Excess Spread .................................................              --                 --                  8.15%
(xvi)  Principal Funding Account Balance ..............................              --                 --                  0.00
(xvii)  Accumulation Shortfall ........................................              --                 --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period              --                 --             June 2003
        Accumulation Period Length ....................................              --                 --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........              --                 --                  0.00
        Required Reserve Account Amount ...............................              --                 --                  0.00
        Available Reserve Account Amount ..............................              --                 --                  0.00
        Covered Amount ................................................              --                 --                  0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................              --                 --        500,000,000.00
        Deposit to the Caps Proceeds Account ..........................              --                 --                  0.00
(xxi)  Policy Claim Amount ............................................              --                 --                  0.00
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